Exhibit 11

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

December 8, 2014

BlackRock Resources & Commodities Strategy Trust
100 Bellevue Parkway
Wilmington, Delaware 19809

Re:	BlackRock Resources & Commodities Strategy Trust —
Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as special counsel to BlackRock Resources & Commodities Strategy Trust, a statutory trust ("Acquiring Fund") created under the Delaware Statutory Trust Act (the "DSTA"), in connection with the issuance of the Acquiring Fund's common shares of beneficial interest, par value $0.001 per share (the "Shares"), pursuant to each Agreement and Plan of Reorganization, dated as of September 17, 2014, by and between the Acquiring Fund and each of BlackRock Real Asset Equity Trust, a statutory trust created under the DSTA, and BlackRock EcoSolutions Investment Trust, a statutory trust created under the DSTA (each, a "Target Fund") (collectively, the "Agreements").

This opinion is being furnished in accordance with the requirements of Item 16 of the Form N-14 Registration Statement under the Securities Act of 1933 (the "Securities Act").

BlackRock Resources & Commodities Strategy Trust
December 8, 2014

In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of:

(i).           the notification of registration on Form N-8A (File No. 811-22501) of the Acquiring Fund filed with the U.S. Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 Act on December 2, 2010;

(ii).          the Registration Statement on Form N-14 (File Nos. 333-197857 and 811-22501) of the Acquiring Fund relating to the issuance of the Shares, filed with the Commission on August 5, 2014 under the Securities Act, and Pre-Effective Amendment No. 1 thereto filed with the Commission on September 17, 2014 under the Securities Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");

(iii).         the final joint proxy statement/prospectus and final statement of additional information, each dated September 17, 2014, relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 497 of the General Rules and Regulations under the Securities Act;

(iv).         a copy of the Acquiring Fund's Certificate of Trust, as certified by the Secretary of State of the State of Delaware as of the date hereof, and certified by the Secretary of the Acquiring Fund (the "Certificate of Trust");

(v).         a copy of the Acquiring Fund's Agreement and Declaration of Trust, dated November 19, 2010, by and among Anne F. Acklerley, as sole trustee of the Acquiring Fund as of the date thereof, and the holders of the Acquiring Fund's shares of beneficial interest (the "Declaration"), certified by the Secretary of the Acquiring Fund;

(vi).         a copy of the Acquiring Fund's By-Laws, as amended and in effect as of the date hereof (the "By-Laws" and together with the Certificate of Trust and the Declaration, the "Governing Documents"), certified by the Secretary of the Acquiring Fund;

(vii).        copies of the executed Agreements, certified by the Secretary of the Acquiring Fund;

(viii).       a copy of certain resolutions adopted by the Board of Trustees of the Acquiring Fund, adopted on July 30, 2014, relating to each Agreement, and authorizing the

BlackRock Resources & Commodities Strategy Trust
December 8, 2014

issuance of the Shares pursuant to the Agreements, the filing of the Registration Statement and any amendments thereto and related matters, certified by the Secretary of the Acquiring Fund;

(ix).         a copy of the minutes of the joint special meeting of shareholders of the Acquiring Fund and each Target Fund held on November 10, 2014, relating to the approval of the Agreements and the issuance of the Shares in connection therewith, certified by the Secretary of the Acquiring Fund; and

(x).         a copy of a certificate, dated November 24, 2014 and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Acquiring Fund's existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Acquiring Fund and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Acquiring Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Acquiring Fund, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Acquiring Fund and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA.

BlackRock Resources & Commodities Strategy Trust
December 8, 2014

In addition, in rendering the opinion stated herein, we have further assumed that:

(a)           the Governing Documents are in full force and effect and have not been amended;

(b)           the Governing Documents are the only instruments or agreements creating the Acquiring Fund and providing for the governance of the affairs of the Acquiring Fund and the conduct of its business, and we do not express any opinion with respect to the effect of any other instrument or agreement as to the affairs of the Acquiring Fund and the conduct of its business;

(c)           neither the execution and delivery by the Acquiring Fund of the documents examined by us nor the performance by the Acquiring Fund of its obligations under each of the documents examined by us: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Acquiring Fund or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Acquiring Fund or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Acquiring Fund or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;

(d)          all conditions precedent contained in Section 8 of each Agreement, which conditions require the delivery of documents, evidence or other items satisfactory in form, scope and/or substance to the respective Target Fund or the satisfaction of which is otherwise in the discretion or control of the respective Target Fund, have been, or contemporaneously with the delivery hereof will be, fully satisfied or waived; and

(e)           the payment of consideration in respect of the Shares, and the application of such consideration, as provided in the Governing Documents and each Agreement, as applicable, the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Agreements, and compliance with all other terms, conditions and restrictions set forth in the Agreements and the Governing Documents, as applicable, in connection with the issuance of Shares have occurred.

Based upon and subject to the foregoing, we are of the opinion that when the Shares have been duly entered into the share record books of the Acquiring Fund and issued and delivered to shareholders of each Target Fund (the "Target Fund Shareholders") in accordance with the terms of each Agreement, the issuance of the Shares will have been duly authorized by all requisite statutory trust action on the part of the Acquiring Fund under the DSTA, and the Shares will be validly issued and fully paid, and under the DSTA, the Target Fund Shareholders will have no obligation to make further payments for the Shares or contributions to the Acquiring Fund solely by reason of their ownership of the Shares (except as provided for in Section 3.8 of the Declaration and except for their obligation to repay any funds wrongfully distributed to them).

BlackRock Resources & Commodities Strategy Trust
December 8, 2014

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very Truly Yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP